Exhibit 10.13
PLEDGE AGREEMENT
          THIS PLEDGE AGREEMENT (the “Pledge Agreement”), dated as of November 23, 2010, is entered into by and between Tempus Holdings, LLC (the “Pledgor”), and Guggenheim Corporate Funding, LLC as Administrative Agent (the “Agent”) for itself and for the “Lenders” under and as defined in the below described Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in such Credit Agreement.
WITNESSETH:
          WHEREAS, Tempus Acquisition, LLC, a Delaware limited liability company (the “Borrower”), a wholly-owned subsidiary of the Pledgor, has entered into that certain Credit and Security Agreement, dated as of November 23, 2010, by and among the Borrower, the financial institutions from time to time parties thereto as lenders (the “Lenders”), and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, Diamond Resorts Corporation (“Diamond”), which owns 100% of the membership interests of the Pledgor, has entered into a Guaranty of even date with respect to the Borrower’s obligations under the Credit Agreement (the “Guaranty”);
          WHEREAS, the Agent and the Lenders have required, as a condition to the effectiveness of the Credit Agreement, that the Pledgor execute and deliver this Pledge Agreement;
          WHEREAS, the Pledgor, in conjunction with the Credit Agreement, is willing to grant a security interest in and lien upon its equity interests in the Borrower to secure payment by Diamond under the Guaranty and payment by the Borrower under the Credit Agreement;
          NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Borrower pursuant to the Credit Agreement or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Agent hereby agree as follows:
     Section 1. Pledge. The Pledgor hereby pledges to the Agent, for the benefit of the Agent and the Lenders, and grants to the Agent for the benefit of the Agent and the Lenders, a security interest in, the membership interests of Pledgor in the Borrower, which is a Delaware limited liability company, and any certificates representing such membership interests in the Borrower, all of the right, title and interest of the Pledgor in, to and under its interest as a member and all investment property in respect of such membership interests, including, without limitation, Pledgor’s interest in (or allocation of) the profits, losses, income, gains, deductions, credits or similar items of the Borrower and the right to receive distributions of the Borrower’s cash, other property, assets, and all options and warrants for the purchase of membership interests, whether now existing or hereafter arising, whether arising under the terms of the certificates of formation, the limited liability company agreements or any of the other organizational documents (such documents hereinafter collectively referred to as the “Operating Agreements”) of the Borrower, or at law or in equity, or otherwise and any and all of the proceeds thereof (all of said membership interests, certificates, and warrants being hereinafter collectively referred to as the “Pledged Membership Interests”) herewith delivered to the Agent, and all distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Membership Interests, and any additional membership interests in the Borrower above from time to time acquired by the Pledgor in any manner, and any certificates, which shall be delivered to the Agent, representing such additional membership interests or any additional percentage interests, shares, units, options or warrants of membership interests in the Borrower (any such additional interests shall constitute part of the Pledged Membership Interests, and all options, warrants, distributions, investment property, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and the Pledgor shall promptly thereafter deliver to the Agent a certificate duly executed by the Pledgor describing such percentage interests, certificates, units, options or warrants and certifying that the same have been duly pledged hereunder and any proceeds of any of the foregoing. All of the foregoing shall be referred to herein collectively as the “Pledged Collateral”).
     Section 2. Security for Obligations. The Pledged Collateral secures the prompt payment, performance and observance of the Obligations and the “Liabilities” (as defined in the Guaranty).
     Section 3. Pledged Collateral Adjustments. If, during the term of this Pledge Agreement:
     (a) Any reclassification, readjustment or other change is declared or made in the capital structure of the Borrower, or any option included within the Pledged Collateral is exercised, or both, or
     (b) Any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral, then all new, substituted and additional membership or certificates, warrants, rights, options, investment property or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 3 shall be deemed to permit any distribution issuance of additional membership interests or warrants, rights or options, reclassification, readjustment or other change in the capital structure of the Borrower which is not expressly permitted by the Credit Agreement.

     Section 4. Subsequent Changes Affecting Pledged Collateral. The Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, cash distributions or other distributions reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that neither the Agent nor any of the Lenders shall have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Agent may, during the continuance of a Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee’s name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Agent may during the continuance of a Default exchange certificates or instruments representing or evidencing Pledged Membership Interests for certificates or instruments of smaller or larger denominations.
     Section 5. Representations and Warranties. The Pledgor represents and warrants as follows:
     (a) The Pledgor is the sole legal and beneficial owner of 100% of the issued and outstanding membership interests of the Borrower;
     (b) The Pledgor has full power and authority to enter into this Pledge Agreement;
     (c) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral;
     (d) The Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens;
     (e) The Pledgor owns the Pledged Collateral free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest therein, except for the pledge and security interest granted to the Agent and the Lenders hereunder and any restrictions on transfer contained in the Operating Agreements;
     (f) The pledge of the Pledged Collateral does not violate (1) Operating Agreements of the Borrower or any indenture, mortgage, or credit agreement to which the Pledgor or the Borrower is a party or by which any of their respective properties or assets may be bound; or (2) any restriction on such transfer or encumbrance of such Pledged Collateral;
     (g) The Pledgor (1) shall cause the Borrower to execute the Acknowledgment attached hereto as Exhibit A which together with the filing of a financing statement with respect to such uncertificated interest or execution of a control agreement, in either case, according to the UCC (as defined in the Security Agreement), shall create a valid and perfected first priority security interest in such Pledged Collateral, in favor of the Agent for the benefit of the Agent and the Lenders, securing the payment and performance of the Obligations;
     (h) The Pledgor agrees that the Agent may file financing statements pursuant to the UCC as the Agent may request to perfect the security interest granted hereby;
     (i) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body that has not been obtained is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor (except for the filing of financing statements contemplated pursuant to Section 5(h) hereof) or (ii) for the exercise by the Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);
     (j) Upon delivery of each of the certificates representing the Pledged Collateral, or, as applicable, the filing of the financing statements pursuant to Section 5(h) hereof, the pledge of the Pledged Collateral pursuant to this Pledge Agreement will create a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Agent for the benefit of the Agent and the Lenders, securing the payment and performance of the Obligations;
     Section 6. Voting Rights. During the term of this Pledge Agreement, and except as provided in this Section 6 below, the Pledgor shall have the right to vote the Pledged Membership Interests on all governing questions in a manner not inconsistent with the terms of this Pledge Agreement, the Credit Agreement and any other agreement, instrument or document executed pursuant thereto or in connection therewith. During the continuation of a Default, the Agent or the Agent’s nominee may, at the Agent’s or such nominee’s option and following written notice from the Agent to the Pledgor, exercise all voting powers pertaining to the Pledged Collateral all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure so to do or delay in so doing. Such authorization shall constitute an irrevocable voting proxy from the Pledgor to the Agent or, at the Agent’s option, to the Agent’s nominee.

     Section 7. Dividends and Other Distributions.
     (a) So long as no Default shall have occurred and is continuing:
          (i) The Pledgor shall be entitled to receive and retain any and all dividends, cash distributions and interest paid in respect of the Pledged Collateral to the extent such distributions are not prohibited by the Credit Agreement, provided, however, that any and all
     (A) distributions, dividends and interest paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;
     (B) dividends and other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and
     (C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;
shall be Pledged Collateral, and shall be forthwith delivered to the Agent to hold, for the benefit of the Agent and the Lenders, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Agent, for the benefit of the Agent and the Lenders, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and
          (ii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.
     (b) After the occurrence and during the continuance of a Default:
          (i) All rights of the Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Agent, for the benefit of the Agent and the Lenders, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and
          (ii) All dividends, distributions and interest payments which are received by the Pledgor contrary to the provisions of clause (i) of this Section 7(b) shall be received in trust for the Agent, for the benefit of the Agent and the Lenders, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsements);

The Pledgor will reimburse the Agent and/or the Lenders for all expenses incurred by the Agent and/or the Lenders, including, without limitation, reasonable attorneys’ and accountants’ fees and expenses in connection with the foregoing.
     Section 8. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Agent, except as permitted under the Loan Documents, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Pledge Agreement.
Section 9. Remedies.
     (a) If any Default shall occur and be continuing, the Agent shall have, in addition to any other rights given under this Pledge Agreement or by applicable law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC. The Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash dividends or distributions and other distributions made thereon, the Pledgor hereby irrevocably constituting and appointing the Agent as the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so; provided, however, that the Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so; provided, further, however, that the Agent agrees to exercise such proxy and powers only so long as a Default shall have occurred and is continuing and following written notice thereof. In addition, after the occurrence of a Default, the Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Agent or which the Agent shall otherwise have the ability to transfer under applicable law, the Agent may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuation of a Default, sell or cause the same to be sold at any exchange, broker’s board or at public or private sale, in one or more sales or lots, at such price as the Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agent and each of the Lenders may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgor will pay to the Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys’ and paralegals’ fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Credit Agreement and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.
     (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in Section 21 below at least ten (10) days before the time of the sale or disposition; provided, however, that Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.
     (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after a Default, the Pledgor agrees that after the occurrence and during the continuation of a Default, the Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Agent solicits such offers from not less than three (3) such investors, then the acceptance by the Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.
     Section 10. Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Agent its attorney-in-fact, coupled with an interest, with full authority, in the name of the Pledgor or otherwise, from time to time in the Agent’s sole discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, distribution, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the Borrower to the name of the Agent or the Agent’s nominee; provided, however that the Agent agrees to exercise such powers only so long as a Default shall have occurred and is continuing.

     Section 11. Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or Default with respect to any of the Obligations and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Credit Agreement.
     Section 12. Term. This Pledge Agreement shall remain in full force and effect until the Secured Obligations have been fully and indefeasibly paid in cash. Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Agent will release the security interest created hereunder.
     Section 13. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.
     Section 14. Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor, the Agent, for the benefit of itself and the Lenders, and their respective successors and assigns. The Pledgor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.
     Section 15. GOVERNING LAW. THE PARTIES HAVE VOLUNTARILY ELECTED THAT THIS PLEDGE AGREEMENT AND ALL LOANS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK, ANY DISPUTE BETWEEN THE PLEDGOR AND THE AGENT OR ANY LENDER, OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK, (EXCEPT TO THE EXTENT THAT THE UCC PROVIDES FOR THE APPLICATION OF LAWS OF ANOTHER STATE).
     Section 16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE

CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     Section 17. Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.
     Section 18. Further Assurances. The Pledgor agrees that it will cooperate with the Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.
     Section 19. The Agent’s Duty of Care. The Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Agent’s (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Agent’s possession. Without limiting the generality of the foregoing, the Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Obligations secured hereby.
     Section 20. Notices. All notices and other communications required or desired to be served, given or delivered hereunder shall be given in the manner and to the addresses set forth in the Credit Agreement.
     Section 21. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent pursuant to the terms of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     Section 22. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.
     Section 23. Execution in Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.
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          IN WITNESS WHEREOF, the Pledgor and the Agent have executed this Pledge Agreement as of the date set forth above.

TEMPUS HOLDINGS, LLC
By:	/s/ David F. Palmer
Name: David F. Palmer
Title: President & CFO

GUGGENHEIM CORPORATE FUNDING, LLC, as Agent for itself and the Lenders
By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO PLEDGE AGREEMENT

          IN WITNESS WHEREOF, the Pledgor and the Agent have executed this Pledge Agreement as of the date set forth above.

TEMPUS HOLDINGS, LLC
By:
Name:
Title:

GUGGENHEIM CORPORATE FUNDING, LLC, as Agent for itself and the Lenders
By:	/s/ William Hagner
Name: William Hagner
Title: Senior Managing Director

SIGNATURE PAGE TO PLEDGE AGREEMENT

EXHIBIT A
ACKNOWLEDGMENT
          The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees that it will comply with instructions originated by the Agent without further consent by the Pledgor, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Agent or its nominee or the exercise of voting rights by the Agent or its nominee.

TEMPUS ACQUISITION, LLC
By:	/s/ David F. Palmer
Name: David F. Palmer Title

SIGNATURE PAGE TO PLEDGE AGREEMENT